Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of TC X Calibur, Inc. (the “Registrant”) on Form 10-K for the period ending December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), we, Travis T. Jenson, Principal Executive Officer, President and Director, and Jason Jenson, Principal Financial Officer, Secretary/Treasurer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	March 12, 2013	By:	/s/Travis T. Jenson
Travis T. Jenson, Principal Executive Officer, President and Director

Date:	March 12, 2013	By:	/s/Jason Jenson
Jason Jenson, Principal Financial Officer, Secretary/Treasurer